UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2019, CenterPoint Energy, Inc. (the “Company”) announced the appointment of Ms. Xia Liu, which occurred on April 16, 2019, to the position of Executive Vice President and Chief Financial Officer of the Company, effective April 22, 2019.

Ms. Liu, 49, served as Executive Vice President, Chief Financial Officer and Treasurer of Georgia Power Company, a subsidiary of The Southern Company and a vertically integrated utility providing electric service to 2.5 million retail customers within the State of Georgia and to wholesale customers in the Southeast, from October 2017 to April 2019. She previously served as Vice President, Chief Financial Officer and Treasurer of Gulf Power Company, formerly a subsidiary of The Southern Company and an electric utility serving retail customers in the northwestern portion of Florida, from July 2015 to October 2017. She also served in various finance, regulatory and operations roles of increasing responsibility at the Southern Company beginning in 1998, including Senior Vice President, Finance and Treasurer from 2014 to 2015 and Vice President, Finance and Assistant Treasurer from 2010 to 2014.

In connection with her appointment, Ms. Liu will receive a base salary of $550,000 per year, a sign-on cash incentive of $100,000 and a sign-on equity incentive award of 25,000 restricted stock units, 12,500 of which will vest upon her continued employment through the first anniversary of the grant date and the remaining 12,500 of which will vest upon her continued employment through the second anniversary of the grant date. Ms. Liu will also receive short-term rental and travel allowance for 14 months, not to exceed $140,000, as well as relocation assistance subject to the Company’s relocation policy. Ms. Liu will be eligible to participate in the Company’s compensation and benefits plans and programs for similarly situated executives, including the Company’s change in control plan and incentive plans. The incentive plans include the Company’s Short-Term Incentive Plan (“STI”) and the Long-Term Incentive Plan (“LTI”). Her initial target STI award level will be 75% of base salary and her target LTI award level will be 190% of base salary.

The selection of Ms. Liu was not pursuant to any agreement or understanding between her and any other person. There is no family relationship between Ms. Liu and any director or executive officer of the Company. There are no transactions between Ms. Liu and the Company that are required to be reported under Item 404(a) of Regulation S-K.

Ms. Liu holds a bachelor’s and master’s degree in finance from Renmin University of China and a master’s degree in business administration from Emory University. She is a Chartered Financial Analyst (CFA).

A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release dated April 18, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: April 18, 2019	By:	/s/ Jason M. Ryan
Jason M. Ryan
Senior Vice President and General Counsel